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RMI Becomes One of Nation's Largest Back Bone Providers
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[LOGO]  ROCK MOUNTAIN INTERNET


FOR IMMEDIATE RELEASE


CONTACTS:

Barbara Archer or Robyn Phipps          Shiloh Kelly
Metzger Associates                      Director of Communications
archer@metzger.com                      Rocky Mountain Internet Inc.
robyn@metzger.com                       shiloh.kelly@corp.rmi.net
(303) 786-7000                          (303) 672-0732


Robert Laughlin
President
DataXchange Network, Inc.
(301) 829-2955



                ROCKY MOUNTAIN INTERNET BECOMES ONE OF THE NATION'S
                        LARGEST INTERNET BACKBONE PROVIDERS

 COMPANY SOLIDIFIES ITS POSITION AS A NATIONAL IP-BASED COMMUNICATIONS COMPANY
                               BY ACQUIRING DATAXCHANGE

DENVER - December 9, 1998 - Rocky Mountain Internet Inc. (NASDAQ SmallCap Market-RMII, RMIIW) announced today it has completed the acquisition of DataXchange Network Inc., in an asset acquisition of 410,000 shares of RMI common stock and warrants to acquire an additional 410,000 shares of RMI common stock plus up to an additional 125,000 shares and warrants based on certain revenue targets. For 1998, DataXchange is experiencing a revenue run rate in excess of $2 million.

"DataXchange is a significant acquisition for us," said Douglas H. Hanson, chairman, president and CEO of Rocky Mountain Internet (http://www.rmi.net). "This acquisition, coupled with our recent acquisitions of InternetNow, Stonehenge and Unicom, have truly changed the dynamics of our company. From our electronic commerce capabilities to our nationwide backbone, we believe RMI is now positioned to take advantage of its national presence."

The acquisition gives RMI ownership of DataXchange's state-of-the-art nationwide backbone, which is rated by BOARDWATCH magazine as the 11th-largest overall among the

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36 national backbones, when it comes to backbone market share. The dx.net backbone is expected to allow RMI to reduce its networking costs and provide a full-solutions, IP-based communications company.

"By joining forces with RMI, we will be able to offer the expanded package of communication products necessary to our ISP customers and to excel in today's market place," commented Robert Laughlin, president and CEO of DataXchange. Laughlin will become the chief technology officer of the combined companies.

DataXchange Network is a national backbone provider that has 150 regional ISPs as its subscribers. The company, with offices in California and Washington, D.C., connects its customers via a nationwide network as well as a number of dedicated high bandwidth business customers and a backbone that has been engineered using the top-of-the-line Cisco 7500 routers and fully meshed T-3 ATM ports. DataXchange peers at multiple NAPs (network access points) with all significant backbone providers, ensuring customers with redundancy and exceptional quality.

ABOUT ROCKY MOUNTAIN INTERNET

Rocky Mountain Internet (http://www.rmi.net) is a national Web Solutions and e-commerce company providing a wide range of Internet and data communication services to businesses and consumers with an emphasis on e-commerce solutions. Services include: a comprehensive browser-based electronic commerce software package (www.e-sell.com); a leading-edge portal site (www.infohiway.com); and a browser-based banner advertising management software package (www.infohiway.com/adcafe/). Other RMI services consist of dedicated, DSL, dial-up and wireless Internet access, network management, system integration and co-location.

Rocky Mountain Broadband, a subsidiary and communications division of RMI, offers a wide range of services; including, paging, voice mail, local and long distance phone service, 800 service and IP Telephony (www.ic-ephone.net).

(This press release contains forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from such forward-looking statements as a result of risks and uncertainties which are described in the cautionary statements section of the company's 10K dated December 31, 1997, and include the need for additional financing, the ICC litigation, ability to successfully integrate acquisitions, changing technology, competition, possible future government regulation, competition for talented employees, the Company's ability to fund future operations and the Company's need to refinance debt.)


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